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                                                                    Exhibit 3.33

                            ARTICLES OF INCORPORATION

                                       OF

                     PAYLESS SHOESOURCE MERCHANDISING, INC.

         I, Sarah Jane Westover, as the sole incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Chapter 17, Article 60, Section 17-6002 of the General Corporation Code of Kansas (the "Code"), do hereby adopt the following Articles of Incorporation:

         FIRST: The name of the corporation is Payless ShoeSource Merchandising, Inc.

         SECOND: The corporation designates The Corporation Company, Inc. as its registered agent in the State of Kansas. The address of the registered agent is 515 South Kansas Avenue, Topeka, Kansas 66603, Shawnee County.

         THIRD: The purpose of the corporation is to procure products in the United States and elsewhere in the world and for the transaction of any and all other lawful business purposes.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares and the par value of each of such shares shall be $1.00. All such shares shall be of one class and shall be designated as Common Stock. All of the 100 authorized shares of Common Stock, $1.00 par, shall be issued.

         FIFTH: The name and the mailing address of the incorporator are as follows:

         NAME                            MAILING ADDRESS
         ----                            ---------------

         Sarah Jane Westover             c/o The May Department Stores Company
                                         611 Olive Street, Suite 1750
                                         St. Louis, Missouri 63101

         SIXTH: The powers of the sole incorporator shall terminate upon the filing of these Articles of Incorporation. The following individual shall serve as the sole director of the corporation until the first annual meeting of the shareowner or until his successor is elected and shall qualify:

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         NAME                            MAILING ADDRESS
         ----                            ---------------

         Jan R. Kniffen                  c/o The May Department Stores Company
                                         611 Olive Street, Suite 1750
                                         St. Louis, Missouri 63101

         The number of directors may from time to time be increases or decreased in such manner as shall be provided by the by-laws of this corporation.

         SEVENTH: The corporation shall have perpetual existence.

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board is expressly authorized to make, alter or repeal the by-laws of the corporation.

         NINTH: A director or officer of the corporation shall not be liable to the corporation or its shareowner for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under Section 17-6002 of the Code as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article Ninth shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareowner herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation and hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of November.

                                                     ___________________________
                                                     Sarah Jane Westover
                                                     Sole Incorporator

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